                                                                   EXHIBIT 10.11

                                  OPENTV CORP.


                              C-2 PREFERENCE SHARES

                               PURCHASE AGREEMENT

                                TABLE OF CONTENTS
                                -----------------


                                                                            Page
                                                                            ----

1. Agreement to Sell and Purchase .......................................      1

2. Closing, Delivery and Payment ........................................      1
   2.1    Closing .......................................................      1
   2.2    Delivery ......................................................      1

3. Representations and Warranties of the Company ........................      2
   3.1    Good Standing and Qualification ...............................      2
   3.2    Capitalization ................................................      2
   3.3    Authorization; Binding Obligations ............................      2
   3.4    Compliance with Other Instruments .............................      3
   3.5    Consents ......................................................      3
   3.6    Offering Valid ................................................      3

4.Representations and Warranties of SSI .................................      3
   4.1    Organization, Good Standing and Qualification .................      3
   4.2    Requisite Power and Authority .................................      3
   4.3    Authorization; Binding Obligations ............................      4
   4.4    Compliance with Other Instruments .............................      4
   4.5    Consents ......................................................      4
   4.6    Investment Representations ....................................      4
   4.7    Transfer Restrictions .........................................      5

5. Miscellaneous ........................................................      5
   5.1    Governing Law .................................................      5
   5.2    Successors and Permitted Assigns ..............................      5
   5.3    Entire Agreement ..............................................      5
   5.4    Severability ..................................................      5
   5.5    Amendment .....................................................      6
   5.6    Delays or Omissions ...........................................      6
   5.7    Notices .......................................................      6
   5.8    Expenses ......................................................      6
   5.9    Attorneys' Fees ...............................................      6
   5.10   Headings ......................................................      6
   5.11   Counterparts ..................................................      6
   5.12   No Strict Construction ........................................      6
   5.13   Broker's Fees .................................................      7
   5.14   Consent to Exclusive Jurisdiction .............................      7
   5.15   Waiver of Jury Trial ..........................................      7

                                INDEX OF EXHIBITS
                               -----------------


     Memorandum of Association                     Exhibit A

     Schedule of Exceptions                        Exhibit B

     Investors' Rights Agreement                   Exhibit C

     List of Stockholders                          Exhibit D

                                  OPENTV CORP.

                    C-2 PREFERENCE SHARES PURCHASE AGREEMENT


     This C-2 Preference Shares Purchase Agreement (this "Agreement") is entered
                                                          ---------
into as of October 23, 1999, by and between OpenTV Corp., a British Virgin Islands corporation (the "Company"), and Sun TSI Subsidiary, Inc., a Delaware
                          -------
corporation ("SSI").
              ---


                                    Recitals

     Whereas, the Company has authorized the sale and issuance of an aggregate of up to 4,504,504 shares of its C-2 Convertible Preference Shares (the "Preference Shares");
------------------

     Whereas, SSI desires to purchase the Preference Shares on the terms and conditions set forth herein; and

     Whereas, the Company desires to issue and sell the Preference Shares to SSI on the terms and conditions set forth herein;

     Now, Therefore, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto hereby agree as follows:


  1. Agreement to Sell and Purchase. Subject to the terms and conditions hereof, at the Closing (as hereinafter defined) the Company hereby agrees to issue and sell to SSI, and SSI agrees to purchase from the Company, four million, five hundred four thousand, five hundred four (4,504,504) Preference Shares for an aggregate purchase price (the "Purchase Price") equal to Four
                               --------------
Million, Nine Hundred Ninety-nine Thousand, Nine Hundred Ninety-nine U.S. Dollars ($4,999,999.00). The Preference Shares shall have the rights, preferences, privileges and restrictions set forth in the Memorandum of Association of the Company in the form attached hereto as Exhibit A (the
                                                          ---------
"Memorandum").
-----------

 2.  Closing, Delivery and Payment.

     2.1 Closing. The closing of the sale and purchase of the Preference Shares under this Agreement (the "Closing") shall take place at 10:00 a.m.,
                           -------
Pacific Daylight Time, one (1) day following the lapse or early termination of the appropriate waiting period with respect to the filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act")
                                                                       -------
at the offices of Paul, Hastings, Janofsky & Walker LLP, 555 South Flower Street, 23rd Floor, Los Angeles, California 90071, or such other time or place as the Company and SSI may mutually agree (such date is hereinafter referred to as the "Closing Date"). The Closing shall be conditioned on the lapse or early
        ------------
termination of the waiting period with respect to filings required under the HSR Act.

     2.2 Delivery. At the Closing, subject to the terms and conditions hereof, the Company will deliver to SSI a certificate representing the number of Preference Shares to be purchased at the Closing by SSI, against payment of the Purchase Price therefor by wire transfer, in immediately available funds, to an account designated by the Company.

 3. Representations and Warranties of the Company.

     Except as set forth on the Schedule of Exceptions attached hereto as Exhibit B, the Company hereby represents and warrants to SSI as follows:
---------

      3.1 Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands. The Company has all requisite corporate power and authority to execute and deliver this Agreement and the Investors' Rights Agreement in the form attached hereto as Exhibit C (the "Investors' Rights Agreement"), to issue
                        ---------       ---------------------------
and sell the Preference Shares hereunder, to issue shares of A Ordinary Shares of the Company upon conversion of the Preference Shares (the "Conversion
                                                              ----------
Shares"), and to carry out the provisions of this Agreement, the Investors'
------
Rights Agreement and the Memorandum.

      3.2 Capitalization. Immediately prior to the Closing, the Company will be authorized to issue (i) 500,000,000 A Ordinary Shares, none of which are issued and outstanding; (ii) 200,000,000 B Ordinary Shares, 153,158,733 shares of which are issued and outstanding, (iii) 500,000,000 C Preference Shares, (A) 24,000,000 of which shares have been designated as C-1 Convertible Preference Shares and (B) 5,000,000 shares of which have been designated as C-2 Convertible Preference Shares, none of which are issued and outstanding. The rights, preferences, privileges and restrictions of the Preference Shares are as stated in the Memorandum. The Conversion Shares have been duly and validly reserved for issuance upon conversion of the Preference Shares. Other than as set forth on Exhibit D and except as may be granted pursuant to the Investors' Rights
---------
Agreement, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), securities convertible into or exchangeable for capital stock, or agreements of any kind for the purchase, subscription or acquisition from the Company of any capital stock of the Company. When issued in compliance with the provisions of this Agreement and the Memorandum, the Preference Shares and the Conversion Shares will be validly issued, fully paid and nonassessable, and will be free of all liens or encumbrances; provided, however, that the Preference Shares and the
                       --------  -------
Conversion Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or in the Investors' Rights Agreement or as otherwise required by such laws at the time a transfer is proposed.

      3.3 Authorization; Binding Obligations. All corporate action on the part of the Company necessary for the authorization of, the execution and delivery of this Agreement and the Investors' Rights Agreement, the performance of all obligations of the Company hereunder and thereunder at the Closing and the authorization, sale, issuance and delivery of the Preference Shares pursuant hereto and the Conversion Shares pursuant to the Memorandum has been taken or will be taken prior to the Closing. The Agreement and the Investors' Rights Agreement, when executed and delivered, will be valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights;

(ii) general principles of equity that restrict the availability of equitable remedies; and (iii) to the extent that the enforceability of the indemnification provisions in Section 8 of the Investors' Rights Agreement may be limited by principles of public policy. The sale of the Preference Shares and the subsequent conversion of the Preference Shares into the Conversion Shares, are not and will not be subject to any preemptive rights, rights of first refusal, rights of first offer or other similar rights granted by the Company that have not been properly waived or complied with.

      3.4 Compliance with Other Instruments. The execution, delivery, and performance of and compliance with this Agreement and the Investors' Rights Agreement, and the issuance and sale of the Preference Shares pursuant hereto and the Conversion Shares pursuant to the Memorandum will not result in any such material violation, or be in material conflict with or constitute a material default under any mortgage, indenture, contract, agreement, instrument or contract to which it is party or of any judgment, decree, order, writ applicable to the Company.

      3.5 Consents. Except as required by the HSR Act, no governmental orders, permissions, consents, approvals or authorizations are required to be obtained by the Company and no registrations or declarations are required to be filed by the Company in connection with the execution and delivery of this Agreement and the Investors' Rights Agreement and the offer, sale or issuance of the Preference Shares and the Conversion Shares, except such as have been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner.

      3.6 Offering Valid. Assuming due payment for the Preference Shares and the accuracy of the representations and warranties of SSI contained in Section 4.6 hereof, the offer, sale and issuance of the Preference Shares and the Conversion Shares will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and will have been
                          --------------
registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws, and no registration, permit or qualification requirements under the laws of the British Virgin Islands are applicable to the offer, sale and issuance by the Company of the Preference Shares and the Conversion Shares in accordance herewith.

 4. Representations and Warranties of SSI.

    SSI hereby represents and warrants to the Company as follows:

      4.1 Organization, Good Standing and Qualification. SSI is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. SSI has all requisite corporate power and authority to execute and deliver this Agreement and the Investors' Rights Agreement, to purchase the Preference Shares and the Conversion Shares hereunder, and to carry out the provisions of this Agreement and the Investors' Rights Agreement.

      4.2 Authorization; Binding Obligations. All corporate action on the part of SSI necessary for the authorization of, the execution and delivery of this Agreement and the Investors' Rights Agreement, and the performance of all obligations of SSI hereunder and thereunder at the Closing has been taken or will be taken prior to the Closing. The

Agreement and the Investors' Rights Agreement, when executed and delivered, will be valid and binding obligations of SSI enforceable against SSI in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; (ii) general principles of equity that restrict the availability of equitable remedies; and (iii) to the extent that the enforceability of the indemnification provisions in Section 8 of the Investors' Rights Agreement may be limited by principles of public policy.

      4.3 Compliance with Other Instruments. The execution, delivery, and performance of and compliance with this Agreement and the Investors' Rights Agreement will not result in any such material violation, or be in material conflict with or constitute a material default under any material mortgage, indenture, contract, agreement, instrument or contract to which it is party or of any judgment, decree, order, writ applicable to SSI.

      4.4 Consents. Except as required by the HSR Act, no governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed by SSI in connection with the execution and delivery of this Agreement and the Investors' Rights Agreement, and the purchase of the Preference Shares and the Conversion Shares, except such as have been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner.

      4.5 Investment Representations. SSI understands that neither the Preference Shares nor the Conversion Shares have been registered under the Securities Act. SSI also understands that the Preference Shares being offered and sold and the Conversion Shares will be offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon SSI's representations and warranties contained in this Agreement. SSI hereby represents and warrants as follows:

          (a) SSI Bears Economic Risk. SSI has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. SSI must bear the economic risk of this investment indefinitely unless the Preference Shares (or the Conversion Shares) are registered pursuant to the Securities Act, or an exemption from registration is available.

          (b) Acquisition for Own Account. SSI is acquiring the Preference Shares (and the Conversion Shares) for SSI's own account for investment only, and not with a view towards, or for resale in connection with, their distribution.

          (c) Accredited Investor. SSI represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

          (d) Company Information. SSI has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company's operations and facilities and is satisfied with the results thereof. SSI has received all information it considers necessary or appropriate for deciding whether to invest in the Company.

          (e) Rule 144. SSI acknowledges and agrees that the Preference Shares and, upon issuance, the Conversion Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. SSI has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions.

          (f) Residence. The office or offices of SSI in which its investment decision with respect to the Company was made is located at 901 San Antonio Road, Palo Alto, California 94303.

          (g) No Public Market. SSI understands that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company's securities.

      4.6 Transfer Restrictions. SSI acknowledges and agrees that the Preference Shares and upon issuance, the Conversion Shares, are subject to restrictions on transfer as set forth in the Investors' Rights Agreement.

 5.  Miscellaneous.

     5.1 HSR Filings. SSI and the Company hereby agree to file with the appropriate governmental authorities the notification and report form under the HSR Act with respect to the purchase and sale of the Preference Shares to SSI by the Company as promptly as possible after the date hereof, but no later than ten
(10) days after the date hereof, and to cooperate with each other with respect thereto.

      5.2 Governing Law. This Agreement shall be governed in all respects by the internal substantive laws, and not the laws of conflicts, of the State of California.

      5.3 Successors and Permitted Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each such person. Neither this Agreement nor any right or obligation hereunder shall be assignable or delegable except with the prior written consent of the other party hereto.

      5.4 Entire Agreement. This Agreement and the Exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and supercede all prior agreements, commitments and contracts with respect to the subject matter hereof. No party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements with respect to the subject matter hereof except as specifically set forth herein.

      5.5 Severability. In case any provision of the Agreement shall be determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      5.6 Amendment. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the other party hereto.

      5.7 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any party's part of any breach, default or noncompliance under this Agreement, or any waiver on such party's part of any provisions or conditions of the Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

      5.8 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day;
(iii) three (3) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at c/o OpenTV, Inc., 401 East Middlefield Road, Mountain View, California 94043 and to SSI at c/o Sun Microsystems, Inc., 901 San Antonio Road, Mail Stop PAL1-521, Palo Alto, California 94303, attention Laura Fennel, or at such other address as the Company or SSI may designate by ten (10) days advance written notice to the other parties hereto.

      5.9 Expenses. Each party hereto shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Agreement and the Investors' Rights Agreement.

      5.10 Attorneys' Fees. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants.

      5.11 Headings. The headings of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

      5.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

      5.13 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

      5.14 Broker's Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 5.14 being untrue.

      5.15 Consent to Exclusive Jurisdiction. EACH PARTY HERETO HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA, AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO OR ARISING OUT OF THIS AGREEMENT, THE INVESTORS' RIGHTS AGREEMENT, THE PREFERENCE SHARES OR THE CONVERSION SHARES SHALL BE TRIED AND LITIGATED ONLY IN SUCH COURTS. EACH PARTY HERETO HEREBY WAIVES TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH ACTION, SUIT, OR PROCEEDING, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT IT IS IMMUNE FROM EXTRATERRITORIAL INJUNCTIVE RELIEF OR OTHER INJUNCTIVE RELIEF, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT ANY SUCH ACTION, SUIT, OR PROCEEDING MAY NOT BE BROUGHT OR MAINTAINED IN ONE OF THE ABOVE-NAMED COURTS, THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT OR MAINTAINED IN ONE OF THE ABOVE-NAMED COURTS SHOULD BE DISMISSED ON THE GROUNDS OF FORUM NON CONVENIENS, SHOULD BE TRANSFERRED TO
                               --------------------
ANY COURT OTHER THAN ONE OF THE ABOVE-NAMED COURTS, OR THAT THIS AGREEMENT OR THE SUBJECT MATTER HEREOF MAY NOT BE ENFORCED IN OR BY ANY OF THE ABOVE-NAMED COURTS. EACH OF THE PARTIES HERETO HEREBY CONSENTS TO SERVICE OF PROCESS IN ANY SUCH ACTION, SUIT, OR PROCEEDING IN ANY MANNER PERMITTED BY THE LAWS OF THE STATE OF CALIFORNIA, AGREES THAT SERVICE OF PROCESS BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE PERSONS AND AT THE ADDRESSES SET FORTH IN

SECTION 5.8 ABOVE, IS REASONABLY CALCULATED TO GIVE ACTUAL NOTICE, AND WAIVES
-----------
AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH ACTION, SUIT OR PROCEEDING ANY CLAIM THAT SUCH SERVICE OF PROCESS DOES NOT CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS.

     5.16 Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE INVESTORS' RIGHTS AGREEMENT, THE PREFERENCE SHARES, THE CONVERSION SHARES, OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT

MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION 5.16 HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS SHALL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS OR MODIFICATIONS TO (OR ASSIGNMENTS OF) THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL (WITHOUT A JURY) BY THE COURT.

     In Witness Whereof, each party hereto has caused this C-2 Preference Shares Purchase Agreement to be executed by its duly authorized representative as of the date set forth in the first paragraph hereof.



                              COMPANY:


                              OpenTV Corp.,
                              a British Virgin Islands corporation


                              By:________________________
                                Name:
                                Title:



                              SSI:

                              Sun TSI Subsidiary, Inc.,
                              a Delaware corporation



                              By:_______________________
                                 Name:
                                 Title:

                                    Exhibit A


                    MEMORANDUM OF ASSOCIATION OF THE COMPANY

                                    Exhibit B


                             SCHEDULE OF EXCEPTIONS

                                    Exhibit C


                           INVESTORS' RIGHTS AGREEMENT

                                    Exhibit D


                              LIST OF SHAREHOLDERS